Exhibit 8.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 AMERICA • ASIA PACIFIC • EUROPE

July 14, 2021

Two Harbors Investment Corp.

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

Re:	Two Harbors Investment Corp.

Ladies and Gentlemen:

We have acted as special tax counsel to Two Harbors Investment Corp., a Maryland corporation (the “Company”), in connection with the issuance and sale to the Underwriters named in Schedule A to the Underwriting Agreement, dated July 12, 2021 (the “Underwriting Agreement”), between the Company, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as the representatives (the “Representatives”) of the underwriters named in Schedule A therein, pursuant to the terms of the Underwriting Agreement, of an aggregate of 40,000,000 shares (the “Firm Securities”) of common stock, $0.01 par value (the “Common Stock”), of the Company and, in connection with the option granted by the Company to the Underwriters to purchase additional shares from the Company, up to an additional 6,000,000 shares of Common Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to herein as the “Securities.” This opinion letter is being delivered to you in connection with your filing of a Form 8-K in connection with the offering of the Securities pursuant to the Underwriting Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In connection with rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the filing by the Company of a Registration Statement on Form S-3 (Registration No. 333-253606), and any amendments or supplements thereto (collectively, the “Registration Statement”) and the Company’s Prospectus included therein, dated February 26, 2021 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated July 12, 2021 (together with the Base Prospectus, the “Prospectus”), each in the form in which it was transmitted to the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 25, 2021 (together with documents incorporated by reference therein, the “Form 10-K”), and such other documentation and information provided to us by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”).

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

July 14, 2021

For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement and the related Prospectus, the Form 10-K or in any other document. In particular, we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement and the related Prospectus, the Form 10-K and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any variation or difference in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

We have further assumed, with your consent, that (i) the purchase and sale of the Securities have been or will be consummated in accordance with the provisions of the Prospectus (and no covenants or conditions described therein and affecting this opinion letter will be waived or modified), (ii) the parties to the transactions described above will treat the purchase and sale of the Securities and all related transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (iii) all applicable reporting requirements have been or will be satisfied, (iv) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company Group after the date hereof that would have the effect of altering facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, or if the purchase and sale of the Securities are consummated in a manner that is different from the manner described in the Registration Statement and the related Prospectus, our opinion as expressed below may be adversely affected.

July 14, 2021

In rendering this opinion letter, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other U.S. Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with its taxable year that ended on December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Securities, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of such Securities, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of the Securities by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” as applied to any particular investor.

This opinion letter is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

July 14, 2021

This opinion letter has been prepared for you in connection with your filing of a Form 8-K in connection with the offering of the Securities pursuant to the Underwriting Agreement. We consent to the filing of this opinion letter as an exhibit to the Form 8-K and to the use of our name therein. In giving such consent, we do not thereby admit that we are an “expert” under the meaning of the Securities Act of 1933 (the “1933 Act”) or that we otherwise are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP